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                                                                    Exhibit 23.4


                    Consent of Aronson & Fetridge & Weigle,
                    _______________________________________

                          A Professional Corporation
                          __________________________


We consent to the inclusion of our report dated March 12, 1999 on our audits of the financial statements of Computer Based Systems, Inc. as of and for each of the two years ended December 31, 1998 and 1997 included in the Registration
Statement on Form S-1 (No. 333-    ) of AverStar, Inc. We also consent to the
inclusion in the Registration Statement on Form S-1 (No. 333-     ) of AverStar,
Inc. of the reference to Aronson, Fetridge & Weigle, a Professional Corporation, as experts in accounting and auditing.



Aronson, Fetridge & Weigle
(a professional corporation)
/s/ Aronson, Fetridge & Weigle



Rockville, Maryland
May 14, 1999